Exhibit 99.1

FOR IMMEDIATE RELEASE

Contura Announces Strategic Actions to Strengthen Financial Performance

Kielty Mine to Idle Due to Market Conditions; Company Will Not Invest Capital to Build New Impoundment at the Cumberland Mine

BRISTOL, Tenn., June 22, 2020 - Contura Energy, Inc. (NYSE: CTRA), a leading U.S. coal supplier, today announced strategic actions regarding two of its large properties that will allow the company to further strengthen its financial performance and to rationalize its production in light of market conditions.

Today approximately 170 employees of Spartan Mining Company, LLC were notified of the company’s intention to idle the Ruby Energy (also known as Kielty) underground mine and the Delbarton Preparation Plant, which is operated by Spartan Mining but owned by Delbarton Mining Company, LLC, each in Mingo County, West Virginia, due to sustained adverse market conditions, which have rendered the mine uneconomic. Additionally, approximately 7 employees of Maxxim Shared Services, LLC working at the facilities were notified of the company’s intention to idle the facilities. The Kielty mine produces coal for thermal, industrial, and metallurgical coal markets, and the Delbarton Preparation Plant serves the Kielty mine. In accordance with requirements of the Worker Adjustment and Retraining Notification (WARN) Act, employees were given 60 days’ notice of expected layoffs in connection with the idling of these two facilities.

Additionally, Contura has decided against constructing a new refuse impoundment at its Cumberland Mine in Greene County, Pennsylvania, and will not spend the significant capital of over $60 million that was previously announced in connection with this project. Instead, Contura has entered into amendments of certain of its coal supply agreements such that all of its obligations to supply coal to customers from the Cumberland Mine will expire as of December 31, 2022. In the meantime, Contura plans to actively market the Cumberland property for sale while it continues to supply coal in accordance with the amended agreements.

Speaking about today’s announcements, Contura’s chairman and chief executive officer David Stetson reiterated the especially adverse market conditions that formed the foundation of these business decisions. “Given the current market conditions and what we expect from the near-term outlook, it is clear that these properties are not economical and will not be able to deliver the kind of value we strive for in our portfolio,” Stetson said.

“These are trying times, but we are committed to make the difficult choices necessary to maintain our long-term financial strength.”

ABOUT CONTURA ENERGY

Contura Energy (NYSE: CTRA) is a Tennessee-based coal supplier with affiliate mining operations across major coal basins in Pennsylvania, Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Contura Energy reliably supplies both metallurgical coal to produce steel and thermal coal to generate power. For more information, visit www.conturaenergy.com.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements. These forward-looking statements are based on Contura's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Contura’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Contura to predict these events or how they may affect Contura. Except as required by law, Contura has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

INVESTOR CONTACT
investorrelations@conturaenergy.com

Alex Rotonen, CFA
423.956.6882

MEDIA CONTACT
corporatecommunications@conturaenergy.com

Emily O’Quinn
423.573.0369

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